Exhibit 99.1

Freescale Announces Launch of New Financing under Senior Secured Credit Facilities

Austin, Texas, February 16, 2012 — Freescale Semiconductor Holdings I, Ltd., (NYSE: FSL) (the “Company”) announced today that Freescale Semiconductor, Inc. (“Freescale”), its wholly owned indirect subsidiary, is seeking commitments for a new senior secured term loan facility under its existing senior secured credit facilities in an aggregate principal amount of up to $500,000,000. The proceeds from the new term loans are intended to be used to redeem, repurchase or otherwise acquire a portion of Freescale’s senior subordinated notes due 2016 and, at Freescale’s option, a portion of its senior notes due 2014, and to pay related redemption premiums, fees and expenses. The Company may pay all or a portion of the premiums, fees and expenses with cash on hand. The new term loan facility would be effected as amendments to Freescale’s existing senior secured credit facilities, and the amendments are subject to lender consent and other customary conditions. There can be no assurance that the company will be successful in obtaining lender consent or the new term loan facility on reasonably acceptable terms, or at all.

Cautionary Note Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the proposed new financing under Freescale’s senior credit facilities and the intended use of proceeds therefrom. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include market conditions; ability to obtain lender consent; our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under “Risk Factors” in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this press release.

About Freescale Semiconductor

Freescale Semiconductor Holdings I, Ltd. is a global leader in embedded processing solutions, providing industry leading products that are advancing the automotive, consumer, industrial and networking markets. From microprocessors and microcontrollers to sensors, analog integrated circuits and connectivity — our technologies are the foundation for the innovations that make our world greener, safer, healthier and more connected. Some of our key applications and end-markets include automotive safety, hybrid and all-electric vehicles, next generation wireless infrastructure, smart energy management, portable medical devices, consumer appliances and smart mobile devices. The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. http://www.freescale.com

Freescale™ and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2012.

Freescale Semiconductor Holdings I, Ltd.

Media Relations:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com
or
Investor Relations:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com